RHI Holdings, Inc.  EXHIBIT 21:  List of Subsidiaries


RHI Holdings, Inc. [Delaware]
     Banner Aerospace, Inc. [Delaware]
          Adams Industries, Inc. [Connecticut]
          Aero International, Inc. [Ohio]
          Aerospace Bearing Support, Inc. [California]
          Aircraft Bearing Corporation [California]
          BAI, Inc. [California]
          Banner Aerospace Foreign Sales Corporation [U.S. Virgin
            Islands]
          Banner Aerospace Services, Inc. [Ohio]
          Banner Aerospace-Singapore, Inc. [Delaware]
          Banner Distribution, Inc. [Delaware]
          Burbank Aircraft Supply, Inc. [Delaware]
               Burbank Aircraft International, Inc. [Delaware]
                         Burbank Aircraft International, GmbH
                            [Germany]
          DAC International, Inc. [Texas]
          Dallas Aerospace, Inc. [Texas]
          Discontinued Aircraft, Inc. [Texas]
          Discontinued Services, Inc. [Delaware]
          GCCUS, Inc. [California]
          Georgetown Jet Center, Inc. [Delaware]
          Harco, Inc. [Delaware]
               Harco Aerospace Fasteners, Ltd. [Canada]
                    Harco Northern Ireland, Ltd. [N. Ireland--U.K.] Matrix Aviation, Inc. [Kansas]
          Nasam Incorporated [California]
          PacAero [California]
               Banner Aero (Australia) Pty., Ltd. [Australia] Professional Aviation Associates, Inc. [Georgia]
          Solair, Inc. [Florida]
               Solair (U.K.) Limited [United Kingdom]
     Banner Industrial Distribution, Inc. [Delaware]
     Banner Capital Ventures, Inc. [Delaware]
     Brown Holdings Corp. [Delaware]
     F. F. Handels GmbH [Germany]
     Fairchild Holding Corp. [Delaware]
          453A, Inc. [Delaware]
          Banner Investments (U.K.) PLC [United Kingdom]
               JJS Limited [United Kingdom]
               Fairchild Fastener Group Ltd. [United Kingdom]
                    Camloc (U.K.) Ltd. [United Kingdom]
          Camloc Holdings Inc. [Delaware]
          Fairchild Credit Corporation [Delaware]
          Fairchild Data Corporation [Delaware]
          Fairchild Arms International Ltd. [Canada]
          Fairchild Fasteners Corp. [Delaware]
          Fairchild Realty, Inc.
          Mairoll, Inc. [Delaware]
          VSI Holdings, Inc. [Delaware]
               Fairchild Convac GmbH [Germany]
                    Camloc Gmbh [Germany]
                         Fairchld Fasteners France S.A.R.L. [France]
                    Convac France S.A. [France]
                    Convac Dresden GmbH [Germany]
                    Convac Equipment for Semiconductor Technology, Ltd.
                             [United Kingdom]
                    Voi-Shan Diessel Gmbh [Germany]
     Fairchild Scandinavian Bellyloading Company Aktiebolag [Sweden] Scandinavian Bellyloading International, Inc. [California] Fairchild Germany, Inc. [Delaware]
          Convac USA, Inc. [Delaware]
               Fairchild Technologies USA, Inc. [California]
     Fairchlid France, Inc. [Delaware]
     Northking Insurance Company Limited [Bermuda]
     Recycling Investments, Inc. [Delaware]
     Recycling Investments II, Inc. [Delaware]
     Sovereign Air Limited [Delaware]
     Transcontinental Reserves, Ltd. [British Virgin Islands]